UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2019

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
a) On April 26, 2019, Kellogg Company held its Annual Meeting of Shareowners.
b) Rod Gillum, Mary Laschinger, Erica Mann and Carolyn Tastad were re-elected for a three-year term.
Four matters were voted on at the 2019 Annual Meeting: the re-election of the four directors described in (b) above; an advisory resolution to approve executive compensation; the ratification of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for fiscal year 2019; and a shareowner proposal to repeal the classified board.
The final results of voting on each of the matters submitted to a vote of Shareowners are as follows.

1. Election of Directors	For	Against	Abstentions	Broker Non-Votes
1a. Rod Gillum	275,722,140	1,273,163	1,044,514	29,136,041
1b. Mary Laschinger	271,300,093	5,741,965	997,759	29,136,041
1c. Erica Mann	275,783,721	1,223,413	1,032,683	29,136,041
1d. Carolyn Tastad	275,763,435	1,280,217	996,165	29,136,041

	For	Against	Abstentions	Broker Non-Votes
2. Advisory resolution to approve executive compensation	262,555,507	13,729,803	1,754,507	29,136,041

	For	Against	Abstentions
3. Ratification of PwC as the Company's independent registered public accounting firm	299,291,880	6,567,039	1,316,939

	For	Against	Abstentions	Broker Non-Votes
4. Shareowner proposal to repeal classified board	164,711,334	100,424,457	12,899,825	29,140,242

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: April 30, 2019	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman